SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                  FORM 8-K/A-1

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 30, 1996

                              LAWSON PRODUCTS, INC.
               (Exact name of registrant as specified in charter)


Delaware                             0-10546                     36-2229304
(State of other jurisdiction      (Commission                  (IRS Employer
      of incorporation)           File Number)               Identification No.)



1666 East Touhy Avenue, Des Plaines, Illinois                            60018
(Address of principal executive offices)                              (Zip Code)



Registrant's telephone number, including area code (847) 827-9666





                                 Not Applicable
          (Former name or former address, if changed since last report)



Item 2.   Acquisition or Disposition of Assets.

     The acquisition previously reported under this Item is now reported under Item 5.

Item 5.   Other Events

    On April 30, 1996, Assembly Component Systems, Inc. ("ACS"), a wholly-owned subsidiary of the Registrant, acquired substantially all of the assets of Automatic Screw Machine Products Company ("Seller"). The acquisition was made pursuant to an Asset Purchase Agreement (the "Purchase Agreement"), dated
April 30, 1996, among ACS, Seller, David E. Norman and James C. Norman. The aggregate purchase price (the "Purchase Price") for the Purchased Assets, which was determined on the basis of arm's-length negotiations, consisted of (i) cash in the amount of $10.4 million, and (ii) assumption of approximately $2.5 million of trade payables.

     The source of the cash paid at closing was the Registrant's working capital.

     Seller is in the business of manufacturing and distributing production components, including machined-from-bar and other screw machine products. The Registrant intends to continue the business activities of Seller.

     Prior to the acquisition there were no material relationships between Seller and the Registrant or Registrant's affiliates, directors or officers or any associate of any director or officer of the Registrant.

     The foregoing description of the Registrant's acquisition of the assets of Seller is qualified in its entirety by reference to the Purchase Agreement which is filed as an Exhibit to this Report.

Item 7.   Financial Statements and Exhibits.

     (a)  None.

     (b)  None.

     (c)  Exhibits.

          Exhibit No.    Description of Document

          (2)(a) Purchase Agreement dated April 30, 1996 among Assembly Component Systems, Inc., Automatic Screw Machine Products Company, David E. Norman and James C. Norman (together with a list briefly identifying the contents of all omitted exhibits, schedules and appendices thereto) is incorporated herein by reference to
                         Exhibit 2(a) to Registrant's Form 8-K dated April 30, 1996, of which this Amendment No. 1 on Form 8-K/A forms a part. The Registrant agrees to provide copies of such exhibits, schedules and appendices to the Commission upon request.*

________________
*Previously Filed


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment to Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              LAWSON PRODUCTS, INC.

Date: July 18, 1996       By: /s/ Joseph L. Pawlick
				Joseph L. Pawlick